SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
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(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
               Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On February 22, 2011, Numerex Corp. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ending December 31, 2010.  The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In the press release, the Company uses a non-GAAP financial measure, “net earnings before non-cash and non-recurring items,” and includes a reconciliation of this measure to GAAP.   The Company believes that this presentation of non-GAAP earnings provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of the Company’s performance and certain additional financial or business trends.  The Company believes that the line on the Company’s consolidated statement of operations entitled, “Net earnings (loss),” is the most directly comparable GAAP measure to non-GAAP net earnings before non-cash items.

The information contained in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release, dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                 NUMEREX CORP.

Date:  February 22, 2011                                                                      /s/ Alan B. Catherall
                                                                                                                 Alan B. Catherall
                                                                                                         Chief Financial Officer

Exhibit Index

99.1	Press Release, dated February 22, 2011